Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, News@vailresorts.com
Vail Resorts Reports Certain Ski Season Metrics for the Season-to-Date Period Ended April 17, 2022
BROOMFIELD, Colo. - April 25, 2022 - Vail Resorts, Inc. (NYSE: MTN) today reported certain ski season metrics for the comparative periods from the beginning of the ski season through April 17, 2022, and for the prior year period through April 18, 2021. The reported ski season metrics are for our North American destination mountain resorts and regional ski areas, and exclude the results of our recently acquired Seven Springs Resorts and our Australian ski areas in both periods. The reported ski season metrics include growth for season pass revenue based on estimated fiscal 2022 North American season pass revenue compared to fiscal 2021 North American season pass revenue. The data mentioned in this release is interim period data and is subject to fiscal quarter end review and adjustments. Given the announcement to close the Company’s resorts on March 15, 2020 for the remainder of the 2019/2020 season as a result of the COVID-19 outbreak, the Company is not providing metrics relative to the comparable fiscal 2020 season-to-date period.
•Season-to-date through April 17, 2022, total skier visits were up 12.5% compared to the prior year season- to-date period.
•Season-to-date total lift ticket revenue, including an allocated portion of season pass revenue for each applicable period, was up 19.4% compared to the prior year season-to-date period.
•Season-to-date ski school revenue was up 53.0% and dining revenue was up 73.2% compared to the prior year season-to-date period. Retail/rental revenue for North American resort and ski area store locations was up 39.0% compared to the prior year season-to-date period.
Commenting on the ski season to date, Kirsten Lynch, Chief Executive Officer, said, “We are pleased with our overall results as the 2021/2022 North American ski season concludes which, as expected, are significantly outperforming results from the 2020/2021 season. The prior year was significantly impacted by COVID-19 and related limitations and restrictions, which eased for most resorts in March and April of last year resulting in stronger visitation and revenue relative to the earlier parts of last season. This year, challenging early season conditions persisted through the holiday period, but our results were strong from January through the remainder of the season. Our strong season pass sales heading into the season, which are the foundation of our advance commitment strategy, resulted in particularly strong destination visitation and were further supported by lift ticket sales at our Colorado and Utah resorts that exceeded our expectations. Our recent results at Whistler Blackcomb were stronger than expected due to the easing of travel restrictions in Canada. Recent performance at our eastern U.S. ski areas was in-line with our expectations while our Tahoe resorts were impacted by challenging spring conditions, resulting in performance below our expectations. Our ancillary businesses continued to be capacity constrained by staffing, and in the case of dining, by operational restrictions associated with COVID-19. Our results throughout the 2021/2022 North American ski season highlight both the stability resulting from the advance commitment from season pass products in a season with challenging early season conditions, staffing challenges and COVID-19 impacts and our strong execution following the holiday period through the end of the season.”
Regarding the outlook for fiscal 2022, Lynch said, "Based on the strong finish to the season, particularly driven by lift ticket sales in Colorado, Utah and Whistler Blackcomb, we now expect that our fiscal 2022 Resort Reported EBITDA will be at or around the top of our guidance range issued on March 14, 2022.”
Commenting on season pass sales, Lynch continued, “Last Thursday was the final day of our April sales deadline and we continue to see guest enthusiasm for the value proposition of our advance commitment products. However, without any comparable April deadline in the spring of 2020 or 2021 due to COVID-19, we will defer any commentary on season pass sales until our third quarter earnings release in June 2022, which follows our Memorial Day sales deadline.”
Basis of Presentation
The reported ski season metrics include growth for season pass revenue based on estimated fiscal 2022 North American season pass revenue compared to fiscal 2021 North American season pass revenue. Fiscal 2021 season pass revenue does not include the pass product revenue recognized in the first quarter of fiscal 2021 as a result of unutilized pass holder credits. The metrics include all North American destination mountain resorts and regional ski areas excluding the recently acquired Seven Springs Resorts, and are adjusted to eliminate the impact of foreign currency by applying current period exchange rates to the prior period for Whistler Blackcomb’s results.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. Vail Resorts' subsidiaries currently operate 40 destination mountain resorts and regional ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe, Mount Snow, Okemo in Vermont; Hunter Mountain in New York; Mount Sunapee, Attitash, Wildcat and Crotched in New Hampshire; Stevens Pass in Washington; Seven Springs, Hidden Valley, Laurel Mountain, Liberty, Roundtop, Whitetail, Jack Frost and Big Boulder in Pennsylvania; Alpine Valley, Boston Mills, Brandywine and Mad River in Ohio; Hidden Valley and Snow Creek in Missouri; Wilmot in Wisconsin; Afton Alps in Minnesota; Mt. Brighton in Michigan; and Paoli Peaks in Indiana. Vail Resorts owns and/or manages a collection of casually elegant hotels under the Rock Resorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.
Forward-Looking Statements
Certain statements discussed in this press release other than statements of historical information are forward-looking statements within the meaning of the federal securities laws, including the statements regarding expected fiscal 2022 performance (including the assumptions related thereto), our expectations regarding the effects of the COVID-19 pandemic on, among other things, our operations and the travel patterns of our current and potential customers; sales patterns and expectations related to our season pass products; our expectations regarding visitation for the 2021/2022 ski season; and our expectations regarding our ancillary lines of business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to the ultimate duration of COVID-19 and its short-term and long-term impacts on consumer behaviors, the economy generally and our business and results of operations, including the ultimate amount of refunds that we would be required to refund to our pass product holders for qualifying circumstances under our Epic Coverage program; prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases (such as the current outbreak of COVID-19), and the cost and availability of travel options and changing consumer preferences; unfavorable weather conditions or the impact of natural disasters; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; risks related to cyber-attacks; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks associated with obtaining governmental or third party approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; risks related to our workforce, including increased labor costs; loss of key personnel and our ability to hire and retain a sufficient seasonal workforce; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars; changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities as well as risks associated with uncertainty of the impact of tax reform legislation in the United States; risks related to our indebtedness and our ability to satisfy our debt service requirements under our outstanding debt including our unsecured senior notes, which could reduce our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes; a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021, which was filed on September 23, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2022, which was filed on March 14, 2022.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.
Statement Concerning Non-GAAP Financial Measures
When reporting financial results, we use the terms Resort Reported EBITDA and Total Reported EBITDA, which are not financial measures under accounting principles generally accepted in the United States of America (“GAAP”). Resort Reported EBITDA and Total Reported EBITDA should not be considered in isolation or as an alternative to, or substitute for, measures of financial performance or liquidity prepared in accordance with GAAP. In addition, we report segment Reported

EBITDA (i.e. Mountain, Lodging and Real Estate), the measure of segment profit or loss required to be disclosed in accordance with GAAP. Accordingly, these measures may not be comparable to similarly-titled measures of other companies.
Resort Reported EBITDA is referenced in this press release as a measure of the Company’s performance. The Company believes that Resort Reported EBITDA is an indicative measurement of the Company’s operating performance, and is similar to performance metrics generally used by investors to evaluate other companies in the resort and lodging industries. See the tables provided in our earnings release dated March 14, 2022, for additional discussion of Resort Reported EBITDA as well as for a reconciliation to the most directly comparable GAAP financial measure.